UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange act of 1934

Date of Report (Date of earliest event reported):
 November 19, 2014

PLANTRONICS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-12696	77-0207692
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

345 Encinal Street
Santa Cruz, California 95060
(Address of Principal Executive Offices including Zip Code)

(831) 426-5858
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 19, 2014, the Board of Directors of Plantronics, Inc. (“Plantronics” or the “Company”) approved and adopted, effective January 1, 2015, an executive physical program that is intended to encourage executives to engage in preventive medical care.  Executives will be able to undergo physical examinations overseen by physicians and the examinations may include testing and consulting as appropriate based on the executive’s medical situation.  The executive physical program is intended to replace the Company’s Exec-U-Care benefit program that will terminate effective December 31, 2014. The Exec-U-Care benefit program is a supplement to the Company’s existing medical plan that allows an executive to be reimbursed for certain medical expenses that are not covered under the Company’s general medical plan.  The Company expects the aggregate costs of the executive physical program to be less than those of the Exec-U-Care benefit program it is replacing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	November 25, 2014	PLANTRONICS, INC.

		By:	/s/ Richard R. Pickard
		Name:	Richard R. Pickard
		Title:	Vice President - Legal, General Counsel and Secretary